DEVIVO INDUSTRIES, INC.
                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                               FOR THE YEARS ENDED
                           DECEMBER 31, 1998 AND 1997





                                TABLE OF CONTENTS


                                                                            PAGE

Independent Auditors' Report on Financial Statements                          1


Financial Statements:
            Balance Sheets                                                2 - 3
            Statements of Income and Retained Earnings                        4
            Statements of Cash Flows                                          5
            Notes to Financial Statements                                 6 - 14

              INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS



To the Shareholders of
DeVivo Industries, Inc.


We have audited the accompanying balance sheets of DeVivo Industries, Inc. as of December 31, 1998 and 1997, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DeVivo Industries, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                        /s/ TATE & COMPANY, P.A.


February 12, 1999
                                  Page 1 of 14

                             DEVIVO INDUSTRIES, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                   A S S E T S

                                                         1998           1997
                                                      -----------      ---------

CURRENT ASSETS
     Cash                                             $    1,110     $       500
     Accounts receivable - trade                       1,854,937         787,656
     Loans receivable - officers (Note 3)                 91,254
     Other receivables                                     4,689
     Inventories (Note 4)                              1,434,550       1,015,236
     Prepaid income taxes                                100,352
                                                       ---------     -----------
                 Total current assets                  3,486,892       1,803,392
                                                       ---------     -----------

PROPERTY AND EQUIPMENT
     Machinery and equipment                           1,364,548       1,032,417
     Leasehold improvements                            1,100,163       1,032,671
     Transportation equipment                            402,843         377,793
     Computer equipment                                  105,696          88,982
     Office furniture and equipment                       82,155          78,807
     Property under capital lease                         18,750          18,750
     Construction in progress                             26,831
                                                      ----------      ----------
                                                       3,100,986       2,629,420
                 Less accumulated depreciation
                   and amortization                    1,662,512       1,495,904
                                                      ----------      ----------
                                                       1,438,474       1,133,516
                                                      ----------      ----------

OTHER ASSETS
     Loans receivable - officers                                          14,613
     Deposits and other assets                             8,114           9,998
                                                      ----------      ----------
                                                           8,114          24,611
                                                      ----------      ----------

                 Total assets                        $ 4,933,480     $ 2,961,519
                                                     ===========     ===========


                 See accompanying notes to financial statements

                             DEVIVO INDUSTRIES, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997



L I A B I L I T I E S  A N D  S T O C K H O L D E R S '  E Q U I T Y


                                                                          1998               1997
                                                                      -----------          ----------

CURRENT LIABILITIES
     Bank overdraft                                                   $   286,693          $  103,152
     Accounts payable                                                   1,024,552             482,226
     Current portion of notes payable (Note 6)                            188,053             255,446
     Current portion of obligation under
       capital lease (Note 11)                                              3,416               3,034
     Revolving line of credit (Note 5)                                                         70,508
     Income taxes payable                                                 182,974              98,985
     Notes payable - officers (Note 7)                                                         40,000
     Notes payable - employees (Note 8)                                                        22,000
     Accrued profit sharing contribution (Note 13)                                            142,810
     Customer deposits                                                     32,782              35,850
     Other current liabilities                                             93,542             132,327
                                                                        ---------           ---------

                 Total current liabilities                              1,812,012           1,386,338


LONG-TERM LIABILITIES
     Notes payable, net of current portion (Note 6)                       778,159             881,215
     Obligation under capital lease, net of
       current portion (Note 11)                                           11,366              14,782
     Other long-term liabilities                                            6,442               6,442
                                                                        ---------           ---------

                        Total liabilities                               2,607,979           2,288,777
                                                                        ---------           ---------

COMMITMENTS AND CONTINGENCIES (Notes 11 and 12)

STOCKHOLDERS' EQUITY
     Common stock, no par value; 5,000 shares
       authorized; issued and outstanding                                   1,000               1,000
     Additional paid-in capital                                             6,000               6,000
     Retained earnings (As restated for 1997)
       (Note 16)                                                        2,318,501             665,742
                                                                        ---------           ---------
                 Total stockholders' equity                             2,325,501             672,742
                                                                        ---------           ---------

                 Total liabilities and stockholders'
                  equity                                              $ 4,933,480         $ 2,961,519
                                                                      ===========         ===========

                 See accompanying notes to financial statements

                             DEVIVO INDUSTRIES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                      1998               1997
                                                    -----------         ------

SALES                                              $12,496,685       $8,055,659

COSTS OF SALES                                       9,266,830        6,222,664
                                                  ------------       ----------

     Gross profit                                    3,229,855        1,832,995


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(Note 15)                                            1,276,771        1,279,014
                                                  ------------       ----------

           Income from operations                    1,953,084          553,981



OTHER INCOME (EXPENSE)
     Interest income                                                     5,862
     Interest expense                                 (109,482)        (76,695)
     Other                                                 467             590
                                                  -------------     -----------


           Income before taxes                       1,844,069         483,738


PROVISION FOR INCOME TAXES (Note 9)                    191,310         192,981
                                                  ------------    ------------


NET INCOME                                          1,652,759          290,757

RETAINED EARNINGS - Beginning (Restated)
  (Note 16)                                           665,742         374,985
                                                  -----------     -----------

RETAINED EARNINGS - Ending                         $2,318,501     $   665,742
                                                  ===========     ===========


                 See accompanying notes to financial statements

                             DEVIVO INDUSTRIES, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                        1998                     1997
                                                                                    ------------               --------

CASH FLOWS FROM OPERATING ACTIVITIES
       Net income                                                                   $ 1,652,759            $   290,757
       Adjustments to reconcile net income to net
        cash provided by operating activities:
         Depreciation and amortization                                                  168,492                161,399
         Bad debt expense                                                                 1,932                    521
         Deferred tax expense                                                                                    7,417
         Changes in assets and liabilities:
          (Increase) in accounts receivable - trade                                  (1,069,213)               (12,505)
          (Increase) in other receivables                                                (4,689)
          (Increase) decrease in loans receivable -
                   officers                                                             (76,641)                 7,387
          (Increase) in inventories                                                    (419,314)              (114,512)
          (Increase) decrease in prepaid income taxes                                  (100,352)
          Decrease in prepaid expenses and taxes                                                                29,295
          (Increase) in deposits and other assets                                                                 (985)
          Increase in accounts payable                                                  542,326                232,354
          Increase in income taxes payable                                               83,989                  4,785
          (Decrease) in accrued taxes and expenses                                                             (31,907)
          Increase (decrease) in loans payable - officers                               (40,000)                 4,000
          (Decrease) in loans payable - employees                                       (22,000)                (8,000)
          Increase (decrease) in accrued profit
          sharing contribution                                                         (142,810)                17,810
          Increase (decrease) in customer deposits                                       (3,068)                35,850
          (Decrease) in other current liabilities                                       (38,785)               (14,385)
                                                                                    -----------            -----------

                   Net cash provided by operating activities                            532,626                609,281
                                                                                    -----------            -----------

CASH FLOWS FROM INVESTING ACTIVITIES
            Purchase of property and equipment                                         (471,566)              (674,129)
                                                                                    -----------            -----------
            Net cash provided by (used in) investing
                        activities                                                     (471,566)              (674,129)
                                                                                    -----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES
            Payments on notes payable                                                  (170,449)              (159,486)
            Net proceeds (payments) on revolving line
              of credit                                                                 (70,508)                70,508
            Payments on obligation under capital lease                                   (3,034)
            Net proceeds on obligation under capital lease                                                      17,816
                                                                                    -----------            -----------
            Net cash provided by (used in) financing
              activities                                                               (243,991)               (71,162)
                                                                                    -----------            -----------

Net (decrease) in cash and cash equivalents                                            (182,931)              (136,010)

CASH AND CASH EQUIVALENTS - Beginning of year                                          (102,652)                33,358
                                                                                    -----------            -----------

CASH AND CASH EQUIVALENTS - End of year                                             $  (285,583)           $  (102,652)
                                                                                    ===========            ===========

                 See accompanying notes to financial statements

                             DEVIVO INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997
1.       BUSINESS

         DeVivo Industries,  Inc. (the "Company")  manufactures waste collection
         containers  and  disposal  equipment  in  Newtown,   Connecticut.   Its
         principal market is the northeastern United States.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

         The Company classifies cash on hand, cash in banks and the bank overdraft as cash and cash equivalents.

         BAD DEBTS

         All bad debts are recognized on the direct write-off method in the year in which the account receivable is determined to be uncollectible. While the direct write-off method is not in accordance with generally accepted accounting principles ("GAAP"), it may approximate GAAP. For the Company, such direct write-off method approximates GAAP. At December 31, 1998 and 1997, the Company's management considered all outstanding accounts receivable to be collectible.

         INVENTORIES

         Raw material is valued at the lower of cost or market using the first-in, first-out method. Work-in-process and finished goods are stated at actual cost, but do not exceed current market value.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets. For financial reporting purposes, the Company uses a straight-line method for depreciating assets. When the assets are sold, replaced or otherwise retired, the costs and related accumulated depreciation are removed from the accounts and any related gains or losses are include in operations. For federal income tax purposes, depreciation is computed using the accelerated cost recovery system and modified accelerated cost recovery system. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

         INCOME TAXES

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are classified as current or long-term, depending on the sources of the temporary differences to which they relate.

                             DEVIVO INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)


         Effective January 1, 1998, the Company elected to be treated as a small business corporation under Section 1362 of the Internal Revenue Code.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         REVENUE RECOGNITION

         The Company recognizes revenue upon shipment of products to customers.


3.       LOANS RECEIVABLE - OFFICERS

         At December 31, 1998 and 1997 there were advances made to officers of $91,254 and $14,613, respectively. These advances bear no interest and are due upon demand.


4.       INVENTORIES

         Inventories at December 31 consisted of the following:


                                              1998           1997
                                           ----------     ----------

         Raw materials                    $   780,080    $   171,837
         Work-in-process                      205,731         36,296
         Finished goods                       448,739        807,103
                                          -----------    -----------
                                          $ 1,434,550    $ 1,015,236
                                          ===========    ===========

5.       REVOLVING LINE OF CREDIT

         The Company has a revolving line of credit agreement with a financial institution. The balances at December 31, 1998 and 1997 were $0 and $70,508, respectively. The revolving credit loan agreement provides for borrowing up to a maximum of $1,000,000 and is collateralized by all property and assets of the Company. The revolving line credit of is payable on demand and bears interest at a variable rate plus 0.25% (8.00% at December 31, 1998).

                             DEVIVO INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


6.       NOTES PAYABLE

         Notes payable at December 31 consisted of the following:

                                                                      1998      1997
                                                                      ----     ------

         Note  payable  to a bank.  The note is  payable  in
         variable   monthly   installments   with  a   fixed
         principal   payment   of  $4,167   per  month  plus
         interest. Interest is at the bank's prime rate plus
         0.25%  (8.00%  at  December  31,  1998).  The  note
         matures   in   December    2004.    The   note   is
         collateralized  by all  property  and assets of the
         Company.                                                $ 300,000   $ 345,833

         Note  payable  to a bank.  The note is  payable  in
         variable   monthly   installments   with  a   fixed
         principal   payment   of  $5,000   per  month  plus
         interest. Interest is at the bank's prime rate plus
         0.25%  (8.00%  at  December  31,  1998).  The  note
         matures in April 2001.  The note is  collateralized
         by all property and assets of the Company.                140,000     195,000

         Note  payable  to a bank.  The note is  payable  in
         variable   monthly   installments   with  a   fixed
         principal   payment   of  $1,783   per  month  plus
         interest. Interest is at the bank's prime rate plus
         0.25%  (8.00%  at  December  31,  1998).  The  note
         matures   in   December    2001.    The   note   is
         collateralized  by all  property  and assets of the
         Company.                                                   64,200      83,817

         Note  payable  to credit  corporation.  The note is
         payable   in   monthly   installments   of  $1,063,
         including  principal and  interest.  Interest is at
         8.95%. The note matures in August 2001. The note is
         collateralized by transportation equipment.                30,405      40,173
                                                                 ---------   ---------

                        Subtotal                                 $ 534,605   $ 664,823

                             DEVIVO INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

6.       NOTES PAYABLE - (CONTINUED)

                                                                   1998       1997
                                                                  ------     -------

                                                               $  534,605  $ 664,823

         Note  payable  to a bank.  The note is  payable  in
         monthly  installments  of $265 including  principal
         and  interest.  Interest  is  at  8.23%.  The  note
         matures in March 2002.  The note is  collateralized
         by transportation equipment.                               9,244     11,559

         Note payable to DeVivo Associates, a related party.
         DeVivo  Associates is a partnership whose principal
         partner is the majority shareholder of the Company.
         This note is  unsecured  and is  payable in monthly
         installments  of $5,412,  including  principal  and
         interest. Interest is at 5.32% and the note matures
         in  December  2006.                                      422,363    460,279
                                                               ----------   --------

                                                                  996,212  1,136,661

         Less current  portion                                    188,053    255,446
                                                               ----------  ---------

         Notes payable,  net of current  portion                $ 778,159  $ 881,215
                                                               ==========  =========

            The following is a summary of scheduled principal payments of the December 31, 1998 notes payable:

                 Year ending
                 December 31,
                   1999                    $  188,053
                   2000                       191,564
                   2001                       151,005
                   2002                       102,078
                   2003                       103,818
                  Thereafter                  229,694
                                           ----------
                                           $  966,212
                                           ==========

The Company's line of credit and other borrowing arrangements with the bank include various covenants, including among others the following: a prohibition against incurring further indebtedness, paying dividends, changes in capital stock and the transfer, sale or lease of significant assets. The covenants also require the Company to maintain certain ratios. In addition, a shareholder has personally guaranteed substantially all indebtedness.

                             DEVIVO INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


7.       NOTES PAYABLE - OFFICERS

         At December 31, 1997, the Company, through a promissory note, owed $40,000 to a shareholder. The note was paid in full in 1998 and bore interest at 6%.

8.       NOTES PAYABLE - EMPLOYEES

         At December 31, 1997, the Company, through a promissory note, owed $22,000 to an employee. The note was paid in full in 1998 and bore interest at 6%.

9.       INCOME TAXES

         The Company has adopted  Statement  of  Financial  Accounting  Standard
         (SFAS) No. 109 "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes. The provision for income taxes includes Federal and state income taxes currently payable and those deferred, if significant, because of temporary differences between the financial statement and tax bases of assets and liabilities. For the year ended December 31, 1998, a provision for deferred taxes was not required as there were no significant differences between the financial statement and tax bases of assets and liabilities. For the year ended December 31, 1997, the deferred tax provision was approximately $7,000. Since the Company elected to be treated as a small business corporation effective January 1, 1998, for Federal income tax purposes the income or loss under this election is taxable or beneficial directly to the stockholders. However, for state income tax purposes, the Company is taxed on seventy-five percent of its income. The remaining twenty-five percent is taxable directly to the stockholders. The provision for 1998 includes approximately $137,000 of state income taxes and approximately $54,000 of Federal income taxes. The Federal income taxes represent payments made in 1998 as a result of Internal Revenue Service audits for the years ended December 31, 1995 and 1996. The provision for 1997 includes approximately $48,000 of state income taxes and approximately $138,000 of Federal income taxes.

10.      CONCENTRATIONS OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

         Sales to one customer in 1998 and two customers in 1997 exceeded 10% of total sales. Sales to these customers accounted for approximately 27% and 41% of total sales for the years ended December 31, 1998 and 1997, respectively.

                             DEVIVO INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


11.      COMMITMENTS

         The Company entered into a lease agreement January 1, 1995 for its manufacturing facility. The lease is with DeVivo Associates, Inc., a related party. Monthly lease payments are $30,000 and the term of the lease expires at December 31, 1999.

         Total rent expense for the years ending December 31, 1998 and 1997 was $360,000 for each year.

         Minimum future lease commitments at December 31, 1998, for all long-term noncancellable operating leases are as follows:

                        Year ended
                        December 31,

                           1999                     $412,032
                           2000                       52,032
                           2001                       34,464
                           2002                       34,464
                           2003                       25,750
                        Thereafter                    11,408
                                                    --------
                                                    $570,150
                                                    ========


         In addition to the above, the Company leases a forklift under a capital lease expiring in 2002.

         The following is an analysis of leased property under capital lease as of December 31, 1998:


                Equipment                              $ 18,750
                Less accumulated depreciation             3,349
                                                       --------

                                                       $ 15,401
                                                       ========

         The capital lease is due in 2002 and is payable in monthly installments of $416, including principal and interest. Interest is at 11.93%.

                             DEVIVO INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

11.      COMMITMENTS (CONTINUED)

         The following is a schedule by years of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 1998.

                     Year ended
                    December 31,

                       1999                         $  4,997
                       2000                            4,997
                       2001                            4,997
                       2002                            3,331
                                                    --------

     Total minimum lease payments                     18,322

            Less: Amount representing interest         3,540
                                                    --------

     Present value of net minimum lease payments    $ 14,782
                                                    ========

12.      LOSS CONTINGENCY

         The Department of Environmental Protection is in the process of conducting an examination as to the possibility of the Company violating certain environmental laws and not obtaining certain required permits. As of December 31, 1998, the examination was not completed and the results of the examination are not yet known. The Company has not determined the materiality of this matter, if any, to business operations or operating results.


13.      PROFIT SHARING PLAN

         The Company sponsors a profit sharing plan covering substantially all full-time employees. Contributions to the plan are at the discretion of the Company's management. Each participant is credited with their proportionate share of the contribution. Management has decided not to fund a contribution for 1998.

14.      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         Statement of cash flows includes cash paid for interest and income taxes as follows:
                                             1998           1997
                                         ----------       -------

                 Interest                $  109,482    $   77,116
                                         ==========    ==========

                 Income taxes            $  151,363    $  169,795
                                         ==========    ==========

                             DEVIVO INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997




15.      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         The following is a schedule of selling, general and administrative expenses for the years ended December 31, 1998 and 1997.


                                                      1998             1997
                                                   ------------       -------

            Advertising and promotion              $    47,144      $   54,827
            Automobile lease                             6,292           6,340
            Bad debts                                    1,932             521
            Bank charges                                 2,068              79
            Commissions                                  7,709          28,538
            Computer                                    11,092           8,120
            Consulting                                  82,866          48,404
            Depreciation and amortization               43,537          66,772
            Donations                                    3,600           5,255
            Dues and subscriptions                       3,667           5,408
            Education                                    2,336          16,353
            Employee benefits                           12,603           7,833
            Entertainment                                7,483           8,812
            Equipment rental                             1,098           2,947
            Licenses, permits and fees                  15,949           5,597
            Life insurance - officers                    2,775           2,700
            Miscellaneous                                1,439           6,664
            Office                                      43,386          37,831
            Outside services                            21,036           6,884
            Payroll taxes                               67,833          37,278
            Profit sharing                                             142,810
            Professional fees                           36,752          43,040
            Rent                                        24,000          19,200
            Repairs and maintenance                      8,869           5,964
            Salaries - Office                          203,514         233,129
            Salaries - Officers                        541,861         431,304
            Security                                       488           5,811
            Telephone                                   36,239          18,174
            Travel                                      19,551          12,849
            Utilities                                   19,652           9,570
                                                    ----------      ----------

            Total selling, general and
              administrative expenses               $1,276,771      $1,279,014
                                                    ==========      ==========

                             DEVIVO INDUSTRIES, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997


16.      PRIOR PERIOD ADJUSTMENTS

         The Company has restated its previously issued 1997 and 1996 financial statements to reflect adjustments principally related to the understatement of inventories. Such issued financial statements were reviewed by other accountants. Inventories were understated by approximately $200,000 and, as such, applicable income taxes were understated by approximately $94,200. The following reflects previously reported information and restated amounts:

                                                      1997       1996
                                                     --------    ------


         Income before income taxes:
              As previously reported                 $498,993    $ 77,758
              As restated                             483,738     276,489

         Net income:
              As previously reported                 $306,012   $ (6,267)
              As restated                             290,757     98,264

         Retained earnings:
              As previously reported                 $576,466   $270,454
              As restated                             665,742    374,985

17.      SUBSEQUENT EVENT

         The shareholders of the Company have entered into a letter of intent to sell all of their outstanding stock to Hi-Rise Recycling Systems, Inc. ("Hi-Rise") for approximately $14.6 million comprised of $11.7 million in cash and $2.9 million of Hi-Rise's common stock. In addition, it is anticipated that the shareholders of the Company will contribute capital to the Company in order to repay all outstanding Company debt that is in existence on the date of sale. The Company's management anticipates that the transaction will close in February 1999.